UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2020

GlycoMimetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9708 Medical Center Drive

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 243-1201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GLYC	The Nasdaq Stock Market

Indícate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On January 2, 2020, GlycoMimetics, Inc. (the “Company”) entered into a Collaboration and License Agreement (the “Agreement”) with Apollomics (Hong Kong) Limited, a Hong Kong entity (“Apollomics”).  Under the terms of the Agreement, the Company has granted to Apollomics the exclusive right to develop, manufacture and commercialize the Company’s drug candidates uproleselan (formerly referred to as GMI-1271) and GMI-1687 within the territories of China, Taiwan, Hong Kong and Macau (referred to collectively as “Greater China”).  In addition, the Company has granted to Apollomics a non-exclusive license to conduct preclinical research outside of Greater China with respect to the licensed drug candidates for the purpose of developing them for use in Greater China.  Apollomics will purchase clinical trial supply of uproleselan and GMI-1687 from the Company, and the parties will also negotiate in good faith to enter into an agreement for commercial supply prior to any anticipated commercialization in Greater China.  As part of the collaboration, the Company has also granted to Apollomics a right of first negotiation with respect to commercialization of the Company’s drug candidate GMI-1359 in Greater China.

Uproleselan is designed to block E-selectin, an adhesion molecule on cells in the bone marrow, from binding with blood cancer cells as a targeted approach to disrupting well-established mechanisms of leukemic cell resistance within the bone marrow microenvironment.  Uproleselan is currently in a comprehensive, global Phase 3 development program in acute myeloid leukemia, or AML, and has received breakthrough therapy designation from the U.S. Food and Drug Administration, or FDA, for the treatment of adult AML patients with relapsed or refractory disease.  GMI-1687 is an E-selectin antagonist potentially suitable for subcutaneous administration that is currently undergoing investigational new drug (IND)-enabling studies in the United States. The Company believes that GMI-1687 could be developed as a potential life-cycle expansion to broaden the clinical usefulness of an E-selectin antagonist, such as uproleselan, to conditions where outpatient treatment is preferred or required.

Under the Agreement, Apollomics will make an upfront payment to the Company of $9.0 million.  In addition to the upfront payment, the Company is entitled to receive up to an aggregate of (i) $35.0 million upon the achievement of specified milestones related to the development and regulatory approval of uproleselan in Greater China, (ii) $40.0 million upon the achievement of specified milestones related to the development and regulatory approval of GMI-1687 in Greater China and (iii) $105.0 million upon the achievement of specified net sales thresholds for all licensed products in Greater China.  In the event that uproleselan or GMI-1687 is approved for marketing in Greater China, the Company will be entitled to receive royalty payments based on a tiered percentage of annual net sales in each region within Greater China, with such percentage ranging from the high single digits to the mid-teens, subject to reduction in the event of generic competition in a particular region and in other specified circumstances.  Apollomics’ obligation to pay royalties will continue, on a licensed product-by-licensed product basis and region-by-region basis, for 15 years after the first commercial sale in a particular region within Greater China or, if later, until the expiration of the last-to-expire patent covering a given licensed product in a given region.

Under the Agreement, Apollomics will be responsible for the development of the licensed products at its own cost and expense and shall use commercially reasonable efforts to develop, obtain and maintain regulatory approval in each region in Greater China.  Apollomics will also contribute, subject to regulatory approval, a prospective cohort of Chinese patients in parallel with the Company’s ongoing global Phase 3 clinical trial of uproleselan in relapsed/refractory AML patients.  In the event that the Company conducts a global clinical trial of uproleselan or GMI-1687 for an indication other than AML, Apollomics will have the option to participate in such global trial and to share development costs with the Company on the terms set forth in the Agreement.

During the term of the Agreement, neither party will develop, manufacture, or commercialize a competing product in Greater China, subject to certain exclusions and procedures upon the consummation of a change of control of each party.

The Agreement, once effective, will continue in force on a region-by-region basis until Apollomics has no remaining royalty obligations in such region.  Either party may terminate the Agreement (i) in the event the other party shall have materially breached its obligations thereunder and such default shall have continued for a specified period after written notice thereof or (ii) upon the bankruptcy of the other party.  The Company may terminate the agreement, upon prior written notice, (i) if Apollomics discontinues material development or commercialization activities for at least six months, subject to certain exceptions, or (ii) if Apollomics challenges the validity, enforceability or scope of any of the patents licensed by the Company under the Agreement, subject to certain conditions.  In addition, Apollomics may terminate the Agreement (i) at any time for convenience upon 90 days’ written notice to the Company or (ii) upon prior written notice to the Company if a regulatory authority in Greater China has ordered Apollomics to cease sales of licensed products due to a safety concern and Apollomics has used commercially reasonable efforts to resolve such safety concern for a period of 90 days.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which will be filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019.

Item 7.01  Regulation FD Disclosure.

On January 6, 2020, the Company issued a press release announcing its entry into the Agreement.  A copy of this press release is furnished as Exhibit 99.1 to this Current Report.  The information in this Item 7.01, including Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release, dated January 6, 2020, “GlycoMimetics and Apollomics Announce Exclusive Collaboration and License Agreement to Develop and Commercialize Uproleselan and GMI-1687 in Greater China.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

By:	/s/ Brian M. Hahn
Date: January 7, 2020	Brian M. Hahn
Chief Financial Officer and Senior Vice President